Saga Communications, Inc. Reports 2nd Quarter Results

GROSSE POINTE FARMS, Mich., Aug. 11, 2014 /PRNewswire/ -- Saga Communications, Inc. (NYSE MKT: SGA) today reported net operating revenue of $33.8 million for the quarter ended June 30, 2014 which was flat with the same period last year. Operating income from continuing operations was $8.2 million. Net income for the period was $4.8 million ($0.82 per fully diluted share) and free cash flow was $5.9 million. Station operating expense was $23.5 million (station operating expense includes depreciation and amortization attributable to the stations).

Net operating revenue for the period ended June 30, 2014 increased 0.7% to $63.3 million compared to $62.8 million for the same period last year. Operating income from continuing operations was $12.5 million. Net income for the period was $7.2 million ($1.24 per fully diluted share) and free cash flow was $9.3 million. Station operating expense was $46.5 million (station operating expense includes depreciation and amortization attributable to the stations).

Capital expenditures in the 2nd quarter of 2014 were $1.5 million compared to $1.3 million for the same period last year. The Company currently expects to spend approximately $5.5 million for capital expenditures during 2014.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 25 markets, including 62 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 4 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga's 2nd Quarter 2014 conference call will be on Monday, August 11, 2014 at 2:00 p.m. EDT. The dial-in number for all calls is (612) 288-0337. A transcript of the call will be posted to the Company's website.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EDT on August 11, 2014 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Six Months Ended
June 30, 2014 and 2013
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Operating Results
Net operating revenue	$33,831	$33,832	$63,254	$62,789
Station operating expense	23,499	23,493	46,446	45,581
Corporate general and administrative	2,120	1,982	4,273	3,930
Operating income from continuing operations	8,212	8,357	12,535	13,278
Interest expense	272	357	544	715
Other (income) expense, net	(30)	66	(45)	91
Income from continuing operations before income tax	7,970	7,934	12,036	12,472
Income tax expense	3,193	3,130	4,820	4,942
Income from continuing operations, net of income taxes	4,777	4,804	7,216	7,530
Income from discontinued operations, net of income taxes	-	-	-	223
Net income	$4,777	$4,804	$7,216	$7,753
Basic earnings per share:
From continuing operations	$0.83	$0.85	$1.26	$1.33
From discontinued operations	-	-	-	0.04
Earnings per share	$0.83	$0.85	$1.26	$1.37
Diluted earnings per share:
From continuing operations	$0.82	$0.84	$1.24	$1.31
From discontinued operations	-	-	-	0.04
Earnings per share	$0.82	$0.84	$1.24	$1.35
Weighted average common shares	5,699	5,683	5,695	5,677
Weighted average common and common
equivalent shares	5,754	5,745	5,755	5,740

Free Cash Flow
Net income	$4,777	$4,804	$7,216	$7,753
Plus: Depreciation and amortization:
Station	1,582	1,599	3,157	3,183
Corporate	58	56	128	113
Deferred tax provision	810	985	1,420	1,600
Non-cash compensation	191	-	379	16
Gain on disposal of television station	-	-	-	(223)
Other (income) expense, net	(30)	66	(45)	91
Less: Capital expenditures	(1,455)	(1,288)	(2,914)	(2,465)
Free cash flow	$5,933	$6,222	$9,341	$10,068

Balance Sheet Data
Working capital			$33,182	$30,985
Net fixed assets			$56,304	$57,656
Net intangible assets and other assets			$95,214	$95,932
Total assets			$201,988	$197,983
Long-term debt (including current
portion of $5,000 and $1,078, respectively)			$46,078	$51,078
Stockholders' equity			$117,783	$112,272

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three and Six Months Ended
June 30, 2014 and 2013
(amounts in 000's)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended June 30, 2014:
Net operating revenue	$28,851	$4,980	$ -	$33,831
Station operating expense	20,200	3,299	-	23,499
Corporate G&A	-	-	2,120	2,120
Operating income (loss) from continuing operations	$8,651	$1,681	($2,120)	$8,212
Depreciation and amortization	$1,236	$346	$58	$1,640

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended June 30, 2013:
Net operating revenue	$28,674	$5,158	$ -	$33,832
Station operating expense	20,215	3,278	-	23,493
Corporate G&A	-	-	1,982	1,982
Operating income (loss) from continuing operations	$8,459	$1,880	$(1,982)	$8,357
Depreciation and amortization	$1,249	$350	$56	$1,655

			Corporate
	Radio	Television	and Other	Consolidated
Six Months Ended June 30, 2014:
Net operating revenue	$53,776	$9,478	$ -	$63,254
Station operating expense	39,939	6,507	-	46,446
Corporate G&A	-	-	4,273	4,273
Operating income (loss) from continuing operations	$13,837	$2,971	($4,273)	$12,535
Depreciation and amortization	$2,466	$691	$128	$3,285

			Corporate
	Radio	Television	and Other	Consolidated
Six Months Ended June 30, 2013:
Net operating revenue	$53,136	$9,653	$ -	$62,789
Station operating expense	39,222	6,359	-	45,581
Corporate G&A	-	-	3,930	3,930
Operating income (loss) from continuing operations	$13,914	$3,294	$(3,930)	$13,278
Depreciation and amortization	$2,491	$692	$113	$3,296

Saga Communications, Inc.
Selected Supplemental Financial Data
June 30, 2014
(amounts in 000's except ratios)
(Unaudited)

			Less:	Plus:	Trailing
		12 Mos Ended	6 Mos Ended	6 Mos Ended	12 Mos Ended
		December 31,	June 30,	June 30,	June 30,
		2013	2013	2014	2014
	Trailing 12 Month Consolidated Earnings Before Interest
	Taxes, Depreciation and Amortization ("EBITDA") (1)
	Net income	$15,273	$7,753	$7,216	$14,736
	Exclusions:
	(Loss) gain on sale of assets	126	(15)	45	186
	Impairment of intangible assets	(2,033)	-	-	(2,033)
	Gain on sale of television station	223	223	-	-
	Other	(39)	(37)	213	$211
	Total exclusions	(1,723)	171	258	(1,636)

	Consolidated adjusted net income (1)	16,996	7,582	6,958	16,372
Plus:	Interest expense	1,305	715	544	1,134
	Income tax expense	9,992	4,942	4,820	9,870
	Depreciation & amortization expense	6,768	3,296	3,285	6,757
	Amortization of television syndicated programming contracts	637	320	308	625
	Non-cash stock based compensation expense	135	16	379	498
	Less: Cash television programming payments	(628)	(317)	(309)	(620)
	Trailing twelve month consolidated EBITDA (1)	$35,205	$16,554	$15,985	$34,636

	Total long-term debt, including current maturities				$46,078
	Divided by trailing twelve month consolidated EBITDA (1)				34,636
	Leverage ratio				1.3

(1)	As defined in the Company's credit facility.

CONTACT: Samuel D. Bush, 313/886-7070